EXHIBIT 10.6


                                      KOCH
                                  Distribution

















               Standard Distribution Contract (including Appendix)

     Delivery Conditions for Delivering Merchandise to the Central Depot In
                                   Basingstoke

          Cost Summary for Services at the Central Depot In Basingstoke

              Product Information Leaflet for Distribution Partners

                            Who is Who at KOCH Media

                  Confirmation of Use of Intellectual Property





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                              STRICTLY CONFIDENTIAL

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Standard Distribution Contract
------------------------------

Concluded between:

Supplier whose name and address are indicated in the Appendix,
                                                              ------------------

--------------------------------------------------------------------------------
hereinafter referred to as the "Supplier", and KOCH Media Limited, Thomas House, Hampshire International Business Park, Basingstoke, Hampshire, RG248WH, England hereinafter referred to as "KOCH", is hereby agreed as follows:

1.       Object of contract
         ------------------

The object of this contract is all of the Supplier's products that are described in greater detail in the Appendix under "Product(s)". This range of products shall be referred to hereinafter as the PRODUCTION. For the duration of this contract, the Supplier entrusts KOCH with distribution rights as defined in greater detail under "Distribution rights" in the Appendix. KOCH undertakes to publicize and to market the PRODUCTION within the framework of this distribution contract, or let it be publicized and marketed through its distribution companies and incorporate it into the distribution program in the territory covered by the contract as has been agreed.

In the event that there should be definite indications, or that any should turn up in the course of KOCH's distribution, to the effect that the publicizing and/or the distribution of a product offends morals, laws or the rights of third parties, KOCH retains the right not to publicize the product and/or to discontinue the distribution thereof.

2.       Relationship at law
         -------------------

The Supplier nominates KOCH as his distribution partner for the duration of this contract in the territory covered by the contract as laid out in the appendix. The distribution rights conferred here include in particular the right to the sale of data media, the right of public offering for the purpose of sale, the right of advertising the data media in all the media (TV, radio, press, etc.)n as well as the right to non-commercial public demonstration.

If the Supplier grants KOCH full or limited exclusivity in the territory covered by the contract, he guarantees at the same time, within the framework of the exclusivity granted, not to offer any third party the aforementioned PRODUCTION for sale, distribution or on any other commercial basis that would infringe on the distribution rights conferred on KOCH and/or could lessen the sales potential of the PRODUCTION.

It is the Supplier's responsibility to ensure that, for the duration of this distribution contract, he owns all the utilization rights to the PRODUCTION that are necessary for concluding this contract with KOCH.

If nothing is stipulated to the contrary in the Appendix, the distribution rights bestowed herewith on KOCH shall extend to the computer trade, the multimedia trade, the book trade, the music trade, department stores, chain trade, markets, wholesalers, mail-order houses, on-line networks, lenders and the dub-and end-user businesses in the distribution region.



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3.       Obligations of the Supplier
         ---------------------------

The Supplier shall inform KOCH immediately and fully in each case regarding new products planned, and shall submit the following in writing:

o    title or name of the product
o    catalogue number, EAN barcode number, ISBN number (if any)
o    minimum system requirements
o    recommended    retail    price    including    VAT   (in    all    relevant
     countries/currencies)
o    date of delivery to the KOCH central depot in Basingstoke
o    3 or 4 key sales words
o    brief description of product in telegram style (4 or 5 sentences)
o the front cover (booklet or front side of box) in the original or as e-mail or photocopy
o    an   intellectual-property   utilization   form,  filled  in  (confirmation
     regarding the use or non-use of copyrighted works). The form is included with this contract.

The Supplier undertakes to remain constantly in a position to deliver the PRODUCTION so long as the contract relationship is in force, and to process each order without delay, in any event within ten days at the latest.

If the parties in a particular case do not agree otherwise, the Supplier undertakes to deliver the products in sealed cellophane or plastic foil. If this is not done and KOCH has to carry out the shrink-wrapping, then the Supplier shall bear the resultant expense (of the enclosed cost summary).

If the parties have not agreed otherwise in the Appendix, KOCH may use free copies to a reasonable extent for sales-promotion and marketing purposes. KOCH will provide the Supplier with information regarding the use of free copies on request.

For the period of this contract, the Supplier undertakes to maintain a technical support service for all the products being marketed by KOCH. This service shall deal with queries in writing and by telephone from end users during normal office hours and reply to them promptly.

4.       Promotion - Advertising
         -----------------------

If not otherwise agreed in the Appendix, the Supplier will undertake marketing, advertising and promotion, KOCH will provide relevant support and advice to the best of its ability.

5.       Prices and Transport
         --------------------

The PRODUCTION is taken by KOCH on a consignment basis. The merchandise remains the property of the Supplier until KOCH has sold the merchandise and invoiced its customers. KOCH is entitled to assign the PRODUCTION to its customers on a consignment basis, whereby the property rights of the Supplier to the consignment merchandise remain unaffected. KOCH may also buy the merchandise without any customer order. KOCH is responsible for insuring the merchandise as soon as it is delivered in the depot. In the event of fire, water damage or theft, KOCH shall reimburse the manufacturing costs of the merchandise in question (without author



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royalties,  licenses,  etc.).  The latter must be  documented by the Supplier by means of invoices from his suppliers (pressing plant, printing office).

The parties shall agree a distribution margin or a price at which KOCH shall buy in, as laid down in the Appendix. If not agreed otherwise in the Appendix, the end-sale prices of the PRODUCTION published by the Supplier shall apply.

If changed market conditions during the period of this contract should necessitate a price adjustment, the Supplier is permitted to do this. The Supplier must inform KOCH of the new prices in writing. A price increase can come into effect no earlier than the beginning of the month after the next. This is calculated from the time the information reaches KOCH in writing. A price decrease, however, shall take immediate effect. In the event of a price decrease, the Supplier shall give KOCH's customers full price protection of their stock during the validity of the contract, if they so wish.

The merchandise shall be delivered as agreed in the Appendix, Supplier undertakes to abide by the delivery conditions for the delivery of merchandise to the KOCH central depot. The current terms are appended to this contract.

With respect to products that are delivered in sierra boxes or similar, Supplier undertakes to supply to KOCH replacements at no cost if requested by KOCH to do so, this normally in the event that the products have become unsalable as a result of damage to the packaging. The costs accruing to KOCH for repackaging the returned merchandise shall be charged to the Supplier in each case in accordance with the outlay (cf. the current cost summary in the Appendix).

KOCH is responsible for stock managing the depot. Should there be excess stock in regard to the merchandise covered by this contract with respect to the sales volume made, then the depot management can send it back to the Supplier at the latter's expense after giving advance notice. If the Supplier does not agree to excess stock being returned, then KOCH can charge storage fees for it (cf. the current cost summary in the Appendix). If the Supplier wants to have the merchandise destroyed by KOCH instead of being sent back, then KOCH's relevant fees apply (cf. the current cost summary in the Appendix).

Discrepancies of the depot stock (which shall be calculated on an annual basis on December 31st of each year of the contract) of up to +/-3% (based on net adjustment/total stocks over that year) shall be allowed and will not be charged by the one party to the other, no other calculation of adjustments may be made during the year, and the net aggregate of all products will be the basis for the % variance. Larger discrepancies shall be charged at the Supplier's manufacturing costs of the relevant merchandise (not including author royalties, licenses etc.), such a charge must be made within 30 days to be valid. The latter must be documented by the Supplier by means of invoices from his suppliers (pressing plant, printing office).

The foregoing shall only apply so long as Supplier has supplied to KOCH within 7 days of every month end, a report showing by product, quantities that have been sent to KOCH for storage in that month. This used as the basis for agreeing the stock and sales report that is issued by KOCH to Supplier.




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If the Supplier demands that KOCH returns certain products, KOCH hall take steps to do so immediately (cf. the enclosed cost summary). In normal circumstances, if the return is due to a complete recall this shall take three to four months. Products that are being allowed to run out according to the Supplier's notification will not be rendered resalable when prepared for return, but will be booked to the Supplier's depot stocks irrespective of their condition.

6.       Conditions of payment
         ---------------------

In each case, by the 15th of each month, KOCH shall send a stock and sales report showing stock reconciliation details per product stored, and sales information for the net sales invoiced in the previous calendar month, after deducting for authorized, received and anticipated returns. Accounting and payment shall take place as described in the Appendix. If it should arise that the sales account is negative (more returns than sales), then the same payment conditions apply correspondingly for the Supplier's payments to KOCH.

As soon as the Euro can be used in the business world, KOCH reserves the right to convert the account and payment to the Supplier to Euros at any time after giving written notice.

7.       Assignment prohibition
         ----------------------

Claims against KOCH arising from this contract cannot be assigned without prior written consent.

8.       Expiry and extension of contract
         --------------------------------

The duration of the trial period of this contract is given in the Appendix. This contract is conducted first for the duration of the "initial period". It shall be extended automatically on each occasion by the period of time of the "subsequent period" that is given in the Appendix, unless one of the contract parties shall give notice of termination of the contract by registered letter 90 days before expiry of the contract.

If there are definite indications that the financial situation of one party has deteriorated to the point that he can no longer meet his contractual obligations, then in such case the other party to the contract shall have the opportunity of threatening termination by setting out his misgivings in writing and setting a deadline of 30 days for response. The first party can either refute the expressed misgivings within the set deadline in writing, or can provide security. If this does not take place, the contract is deemed to have been terminated with immediate effect.

If the Supplier repeatedly and over an extended period does not deliver or does not deliver on time a number of products, or if the Supplier has not offered any new products for at least six months, KOCH has the right to threaten termination by setting out the reasons in writing and setting a deadline of 30 days. The Supplier can refute the grounds for termination within the set deadline or can put the matter right. If this does not take place, KOCH can declare the contract terminated with immediate effect.

In the event of termination of the contract, the parties shall reconcile their accounts with one another. After final settlement of the accounts KOCH will make the Supplier's remaining merchandise available for collection. The Supplier shall take back the merchandise at his own



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expense.  KOCH is entitled to accept returns within a year following termination of the contract and the charge the Supplier for same at the accounting price. The Supplier can recall the merchandise from KOCH at any time at his own expense. KOCH is entitled to retain 10% of the turnover of the last twelve months as a reserve fund for such returns when the contract is terminated (taking into account any other sums set aside for returns), whereby this reserve fund shall be set against incoming returns, and the outstanding amount shall be dealt with one-half at a time, six months and twelve months after termination of the contract.

9.       Defects in the product/Liability of the Supplier
         ------------------------------------------------

The Supplier hereby declares and guarantees:

o that all products of the PRODUCTION have been tested several times on Windows 95 and all subsequent Windows operating systems and run flawlessly thereon;
o that all products of the PRODUCTION are compatible with the year 2000 and that this property has been exhaustively tested in each case;
o that all products of the PRODUCTION are dispatched to KOCH only after thorough technical testing. The testing must test in particular for freedom from viruses (including micro-viruses);
o that each product packaging contains a reference to the Supplier's technical service;
o that the products and the packaging thereof in each case (booklet, inlay card, etc.) absolutely conform to the laws concerning fair trading and indeed do not violate any legislation in the territory covered by the contract;
o that he has reimbursed or will reimburse the services of all the parties involved in the PRODUCTION, and that there are no third-party rights of any kind on the PRODUCTION that can be lawfully pressed against KOCH;
o that should the PRODUCTION need to be classified by the ELSPA or VSC trade bodies then Supplier should ensure the relevant classification is printed on all necessary materials (including box work, posters, etc.).

The sale price to be paid by KOCH includes all rights needful for the sale of the products, in particular all copyrights and rights for use of film, picture, audio, text, animation and interactive elements. The latter include in particular any fees payable to copyright collection agencies and publishers. The Supplier shall check out the copyrights carefully and assure or clear up all transferred rights in writing.

KOCH reserves the right to require of the Supplier a copy of the confirmation/release with regard to the utilization of protected works by the relevant copyright collection agencies. If the Supplier does not meet this demand within 14 days, KOCH reserves the right to withhold payments from the Supplier, irrespective of their being due, as a guarantee against possible copyright fees or damage claims, until the written release/confirmation is presented or the matter is resolved in some other manner.

The Supplier is liable for damages claims against KOCH in the event of the PRODUCTION and the rights transferred in the present distribution contract being defective. These damages include in particular any court costs, enforcement costs and the cost of legal representation and/or advice,



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but do not include any  consequential,  special,  or economic  losses  claims or damages howsoever caused.

If in a particular case the parties shall have agreed a definite delivery deadline (e.g. because of advertising on the part of the customer) and the Supplier does not meet same, then KOCH shall charge back to the Supplier all the direct and indirect expenses incurred.

If a product should have to be recalled from the market (e.g. on account of legal or material defects), then KOCH will charge a standard price of GBP 0.30 per unit and GBP 4.00 per customer delivery for such a recall, to cover freight costs and handling. The merchandise will then lie in the central depot ready for collection or destruction.

10.      Confidentiality
         ---------------

The parties undertake to remain silent about all business and operational matters that become known to them within the framework of this contract, in particular stock or sales reports, statistics, customer lists, etc. This applies irrespective of whether the matter in question is explicitly designated as confidential or not. The obligation to confidentiality also applies with respect to associated concerns and remains in force for a year beyond the end of the contractual relationship.

This does not apply to such characteristics and details,

o as were already in the possession of the other party in written form before entry into the contractual negotiations for the present contract; or
o as have been made public without the illicit commission or omission of the other party; or
o as a party is obliged by legal regulations to communicate to the authorities or other third parties.

11.      Ancillary agreements, legal system, place of jurisdiction
         ---------------------------------------------------------

This contract, in accordance with the intentions of the parties, shall have validity also for the legal assigns on both sides. The Appendices and enclosures attached to this contract are integral components thereof. Amendments and additions to this contract and/or to the enclosures and Appendices must be executed in writing. This applies also to a renunciation of the requirement for the written form. No verbal agreements have been made. The use of the General Business Conditions is expressly ruled out by both parties. If one of the terms of the contract should turn out to be wholly or partially invalid, the remaining terms shall not be affected thereby. The invalid term shall be interpreted according to its sense and replaced by a new regulation that achieves the commercial purpose of the invalid term as much as possible. British Law applies to this contract. The place of jurisdiction for any possible disputes is agreed to be the court that has competence for KOCH. Interim legal protection can likewise be requested only at the court named, even when the claim is directed against a distribution company of the KOCH concern.



____________ on ____________ (Place/Date)           ____________ on ____________



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____________________ (Supplier's company)         KOCH Media Limited
represented by                                    represented by



____________________ (Signature)                  ___________________________
                     (Name and title              Mr. Craig McNicol
                     of person signing)           Commercial Director


Enclosures:

Appendix
Delivery  Conditions  for  Delivery  of  Merchandise  at the  Central  Depot  in
Basingstoke Current Cost Summary for Services at the Central Depot in Basingstoke Product Information Leaflet for Distribution Partners 1998 Annual Schedule of the Distribution Meetings Who is Who at KOCH Media Form for Conformation of Use of Intellectual Property




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Appendix
--------

Supplier:                  INVU Services Ltd.
                           The Beren
                           Blisworth Hill Farm
                           Stoke Road
                           Blisworth
                           Northants NN7 3DB
                           Tel      01604 859893
                           Fax      01604 859902

Product(s):                CD-ROMs, DVDs ... as well  as any  of the  Supplier's
                           CD-ROM or DVD products that the parties shall in future jointly determine.

Territory:                 United Kingdom and Southern Ireland

Distribution Rights:       NON-EXCLUSIVE DISTRIBUTION RIGHTS

Rebate rate: KOCH settles with the Supplier at a discount of 57% of the UK recommended retail price excluding VAT in respect of net sales.

Delivery:                  The merchandise  shall be delivered free of charge to
                           KOCH   Media   Limited,   Thomas   House,   Hampshire
                           International Business Park, Basingstoke,  Hampshire,
                           RG24 8WH, England. If fees or expenses to KOCH should arise from the delivery of the merchandise, they will be charged back to the Supplier.

Payment: within 30 days net from the date of the sales account (or at KOCH's discretion) with 3% discount if paid within 15 days.

Initial period:            one year from signing

Subsequent period:         one year

                           The Product Group of the Supplier is ________________

                           The Account Number of the Supplier is _______________


____________ on ____________ (Place/Date)           ____________ on ____________



____________________ (Supplier's company)           KOCH Media Limited
represented by                                      represented by





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____________________ (Signature)                     ___________________________
                     (Name and title of              Mr. Craig McNicol
                     person signing)                 Commercial Director

Product Information Leaflet for Distribution Partners
-----------------------------------------------------

A flow of information between manufacturer and distributor is essential for success in joint business ventures. Therefore we request you as Supplier to discuss the following leaflet in detail internally with all the staff involved. We go to great lengths to offer our customers a first class service and in order to do so, we place our trust in the reliability of our Suppliers. Therefore please adhere strictly to the procedure given below.

Prompt transmission of complete information on new products is an absolute prerequisite for them to be presented in distribution meetings. Delays and partial information just mean postponement of release.


A.       Prior information
         -----------------

We request quarterly transmission of release plans, if possible for the following six months in every case. These plans should contain:

o         Name of product and brief description
o         Recommended sale price
o         Target group, marketing
o         Target release date


B.       Data and information on the new items
         -------------------------------------

If all the data pertaining to a new product reaches our Basingstoke office NO LATER THAN 7 DAYS before the monthly distribution meeting, we will include it in the next meeting (cf. the annual schedule of our distribution meetings). We regret that incomplete data or anything that arrives late cannot be included.

B.1.     Data for preparation of publication
         -----------------------------------

o         Name of product
o         Catalogue number (if any)
o         EAN-Barcode-Number
o         ISBN-Number (if any)
o         Recommended sale price in UK
o         Date of release (please give a realistic estimate)

For each and every product, we compile a product sheet (A4) that contains the above data and the booklet, as well as 3 or 4 key selling points and a brief description of the product in telegram style in 4 or 5 sentences.




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B.2.     Documentation for the distribution meeting
         ------------------------------------------

o    30 Booklets or 4-colour copies of the booklet's print page
o    30 Promotional samples (if any)
o    Product sheets (as many as 4000, if there are any)

1998 Annual Schedule of Distribution Meetings
---------------------------------------------

Distribution meetings at which the distribution staff of all of our sales divisions (Hardware, Software, Manufacturing) are present take place once a month. Distribution partners are invited to give a presentation, particularly when the nature and compass of new products indicate that a personal appearance would be useful and the time scheduling allows a presentation, as well as when subjects of a general nature have to be discussed at this forum.

Because experience shows that the agendas of our distribution meetings have to be kept extremely brief, we request in advance that the agreed schedule should be strictly adhered to. Normally, because of time being so short, we do not give demonstrations of individual products.


January                   Fri, 30.1.98
February                  Fri, 27.2.98
March                     Thu, 27.3.98
April                     Fri, 30.4.98
May                       Wed, 29.5.98
June                      Fri, 26.6.98
July                      Fri, 31.7.98
August                    Wed, 26.8.98
September                 Wed, 23.9.98
October                   Wed, 21.10.98
November                  Wed, 25.11.98
December                  Wed, 16.12.98





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Who is Who at KOCH Media
------------------------

In alphabetical order:
---------------------

Shirley Andrews                     Warehouse Supervisor - Goods In and Returns
Tanya Barter                        Administration Manager
Lance Brown                         Sales Director
Emily Griffiths                     Sales and Marketing Support
Andrew Harbor                       Hardware Sales Manager
Martin McElroy                      Warehouse Supervisor - Dispatch
Craig McNicol                       Commercial Director
Paul Nicholls                       National Account Manager
Sharonne Nolan                      Administration Assistant
Danny Richards                      Warehouse Manager
Heather Robinson                    Internal Software Sales Manager
Victoria Taylor                     Finance
Parminder Uppal                     Marketing Manager
Steve Wilson                        MIS Manager


In topical order:
----------------

Contracts, strategic issues                                 Craig McNicol
As well Director responsible for:

Accounts Payable, and Stock and Sales Report Queries        Victoria Taylor
Product Database, Purchase and Sales Order Entry            Tanya Barter
Warehouse and Shipping                                      Danny Richards

Sales, Label Management                                     Lance Brown
As well as Director responsible for:

Marketing                                                   Parminder Uppal

Offices:
-------
Office England:                     Thomas House, Hampshire Intnl Business Park, Basingstoke RG24
                                    8WH, Tel 01256 707 767, Fax 01256 707 377
Office Munich:                      Lochharner Str. 8, D-82152 Pianegg/Monchen, Tel 089 857 95-120
                                    Fax 089 857 95-160
Office Heiligenhaus:                Sodring 121, D-42579 Heiligenhaus, Tel 02056 53 020, Fax 02056
                                    58 0220
Office Vienna:                      Tivoligasse 25, A-1120 Wien, Tel 01 815 0626-0 Fax 01 815 0626-
                                    16
Office Switzerland:                 Poststrabe 10, CH-9201 Gossau Tel 071 388 6868 Fax 071 388
                                    8888





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Head Office:                        Gewerbegebiet, A-6600 Hofen, Osterreich, Tel 05672 606 Fax
                                    05672 65581




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Confirmation of Use of Intellectual Property
--------------------------------------------


--------------------------------------------------------------------------------
Company

--------------------------------------------------------------------------------
Street                                         Locality/Post code


Intellectual property utilisation on audio-visual data media (e.g. CD-ROM, DVD etc.)


--------------------------------------------------------------------------------
Title of product                                Catalogue number


--------------------------------------------------------------------------------
Manufacturer                                    Pressing plant


Please check as appropriate:

o We hereby confirm that no copyrighted works (e.g. music, pictures or text) have been used in the above product. We understand use of Intellectual property to mean the utilisation not only of complete works but also of excerpts of works, where the length of the excerpt is not significant (so long as it is not exceptionally permitted by law). The utilisation comprises every technical manner of use of intellectual property.

         We are aware that, in the event of use of intellectual property, only the competent utilisation companies (copyright protection agency) can definitively determine whether or not the work or excerpt being used falls within the remit of a particular utilisation company and thus incurs a license fee. We are also aware that use of intellectual property without permission can give rise to legal action resulting in damages and injunctions.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


We hereby give our assurance that all copyrighted works that are used in the above-named products have been properly acknowledged and the relevant licenses have been or will be paid. We undertake moreover to present the confirmations/releases of the utilisation companies if so requested by KOCH Media.



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_______________ on _______________           ___________________________________
Place                      Date              Signature